Exhibit 1.1

COMPANIES (JERSEY) LAW 1991

(the “Companies Law”)

MEMORANDUM OF ASSOCIATION

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CoinShares PLC

(the “Company”)

(adopted by Special Resolution on

March 19, 2026)

1.	INTERPRETATION

Words and expressions contained in this Memorandum of Association have the same meanings as in the Companies Law.

2.	COMPANY NAME

The name of the Company is CoinShares PLC.

3.	TYPE OF COMPANY

3.1	The Company is a public company.

3.2	The Company is a no par value company.

4.	NUMBER OF SHARES

There shall be no limit on the number of shares which may be issued by the Company and if the share capital structure of the Company is at any time divided into separate classes of share there shall be no limit on the number of shares of any class which may be issued by the Company.

5.	LIABILITY OF SHAREHOLDERS

The liability of a holder arising from the holding of a share in the Company is limited to the amount (if any) unpaid on it.

ARTICLES OF ASSOCIATION

- of -

CoinShares PLC

(the “Company”)

(adopted by Special Resolution on

March 19, 2026)

CONTENTS

1.	INTERPRETATION
2.	COMPANY NAME
3.	TYPE OF COMPANY
4.	NUMBER OF SHARES
5.	LIABILITY OF SHAREHOLDERS
1.	INTERPRETATION	1
2.	SHARE CAPITAL	4
3.	STATED CAPITAL ACCOUNTS	5
4.	ALTERATION OF SHARE CAPITAL	6
5.	VARIATION OF RIGHTS	6
6.	REGISTER OF SHAREHOLDERS	7
7.	FORFEITURE OF SHARES	7
8.	TRANSFER OF SHARES	8
9.	TRANSMISSION OF SHARES	9
10.	NOTICE OF GENERAL MEETINGS	10
11.	PARTICIPATION AT GENERAL MEETINGS	11
12.	VOTES OF MEMBERS	13
13.	MATTERS FOR THE ANNUAL GENERAL MEETING	15
14.	DIRECTORS	16
15.	POWERS OF DIRECTORS	16
16.	DELEGATION OF DIRECTORS’ POWERS	16
17.	APPOINTMENT OF DIRECTORS	17
18.	RESIGNATION, DISQUALIFICATION & REMOVAL OF DIRECTORS	17
19.	REMUNERATION & EXPENSES OF DIRECTORS	17
20.	EXECUTIVE DIRECTORS	18
21.	DIRECTORS’ INTERESTS	18
22.	PROCEEDINGS OF DIRECTORS	19
23.	MINUTE BOOK	20
24.	SECRETARY	21
25.	THE SEAL	21
26.	AUTHENTICATION OF DOCUMENTS	22
27.	DIVIDENDS	22
28.	ACCOUNTS & AUDIT	24
29.	NOTICES	24
30.	INDEMNITY	26
31.	EXCLUSIVE FORUM	26
32.	WINDING UP	27
33.	FIXING RECORD DATE	27
34.	AUTHORISATION OF SHARE TRANSFERS TO BENEFICIAL OWNERS	28
35.	NON-APPLICATION OF STANDARD TABLE	28

i

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

- of -

CoinShares PLC

(adopted by Special Resolution on

March 19, 2026)

1.	INTERPRETATION

1.1	In these Articles, unless (or save to the extent that) the context or subject-matter requires otherwise, the following words and expressions shall have the following meanings:

1.1.1	“address” in relation to an Electronic Communication, means any number or address used for the purposes of such communication;

1.1.2	“AGM” means an annual general meeting of the Company;

1.1.3	“Articles” these articles of association, as the same may be amended from time to time;

1.1.4	“Auditors” the auditor, for the time being, of the Company (or, in the case of joint auditors, any one of them);

1.1.5	“Bankrupt” has the meaning ascribed to it in the Interpretation (Jersey) Law, 1954;

1.1.6	“Business Day” means a day (except a Saturday, Sunday or bank holiday) on which banks in Jersey, Channel Islands are open for the conduct of normal banking business;

1.1.7	“Clear Days” in relation to a period of Notice, means that period excluding the day when the Notice is given (or deemed to be given) and the day for which it is given (or on which it is to take effect);

1.1.8	“Companies Law” means the Companies (Jersey) Law 1991 and any subordinate legislation from time to time made thereunder, including any statutory modifications or re-enactments for the time being in force;

1.1.9	“Company” the company incorporated under the Companies Law in respect of which these Articles have been adopted and registered;

1.1.10	“Directors” means the directors of the Company for the time being;

1.1.11	“dividend” includes all forms of “distribution” permitted under Article 114 of the Companies Law;

1.1.12	“EGM” means an extraordinary general meeting of the Company;

1.1.13	“Electronic Communication” bears the meaning set out in the Electronic Law;

1.1.14	“Electronic Law” means the Electronic Communications (Jersey) Law 2000;

1.1.15	“Electronic Signature” bears the meaning set out in the Electronic Law;

1.1.16	“General Meeting” means an AGM or, as the case may be, an EGM;

1.1.17	“Group” means the Company and its subsidiary undertakings from time to time;

1.1.18	“Group Company” means any company in the Group;

1.1.19	“Member” means the subscribers to the Memorandum of Association of the Company and any other Person whose name is entered in the Register as the Holder of shares in the Company;

1.1.20	“Notice” means a notice in Writing unless otherwise specifically stated;

1.1.21	“Office” means the registered office of the Company from time to time, which shall be situated in Jersey, Channel Islands;

1.1.22	“Officer” includes a Secretary but otherwise has the meaning ascribed to it in the Companies Law;

1.1.23	“Ordinary Resolution” means a resolution of the Company passed by a simple majority of the votes cast, in person or by proxy, at a General Meeting by Shareholders who are entitled to do so;

1.1.24	“Ordinary Shares” means the ordinary shares of no par value in the capital of the Company, and having the rights and restrictions set out in these Articles;

1.1.25	“Paid-Up” means paid-up and / or credited as paid-up;

1.1.26	“Persons” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.1.27	“Present” in relation to General Meetings and to meetings of the Shareholders of any class of shares includes present by attorney or by proxy or in the case of a corporate shareholder by representative;

1.1.28	“Prohibited Person” means a Person disqualified or otherwise ineligible by law to act as a director of a company incorporated in Jersey, Channel Islands;

1.1.29	“Register” means the register of Shareholders required to be kept pursuant to the Companies Law;

1.1.30	“Seal” means the common seal (if any) of the Company from time to time;

1.1.31	“Secretary” means any Person appointed from time to time to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and, in the event of two or more Persons being appointed as joint secretaries, any one or more of the Persons so appointed;

1.1.32	“Shareholder” (or “holder”) means, in respect of a share in the capital of the Company, the Person for the time being registered in the Register as the holder thereof;

1.1.33	“Signed” includes a signature, an Electronic Signature or a representation of a signature affixed by mechanical or any other means of signifying agreement permitted by law (including, without limitation, electronic) and, where a document is to be signed by a company, an association or a body of Persons, the word “Signed” shall be construed as including the signature of a duly authorised representative on its behalf as well as any other means by which it may lawfully execute the document;

1.1.34	“Special Resolution” bears the meaning set out in the Companies Law albeit that the specified majority for the purposes of Article 90(1A) shall be a majority of not less than sixty-seven percent (67%);

1.1.35	“Virtual Attendance” means the attendance at a meeting by Persons entitled to do so solely by means of participating in a communication in accordance with the Law where certain other Persons entitled to do so attend that meeting by being physically present together at a meeting place;

1.1.36	“Virtual Meeting” means a meeting at which all Persons (being Persons entitled to participate in that meeting) participate in that meeting solely by means of participating in a communication in accordance with the Law; and

1.1.37	in “Writing” includes written, printed, transmitted by facsimile or other electronic means including by email, any “click through” mechanism on the Company’s website) photographed (or represented by any other mode of representing or reproducing words in a visible form) or partly one and partly another of the foregoing.

1.2	For the avoidance of doubt, terms defined within specific Articles shall bear the meanings defined therein in respect of the specified Article(s) (or, failing any delimitation to the application of such definitions, in respect of all of these Articles), unless (or save to the extent that) the context or subject-matter requires otherwise.

1.3	Save as defined herein and unless (or save to the extent that) the context or subject-matter requires otherwise, words or expressions contained in these Articles (including, without limitation, “holding company”, “shares”, “securities” and “subsidiary”) shall bear the same meaning as in the Companies Law or the Interpretation (Jersey) Law 1954 (but EXCLUDING any statutory modifications thereof not in force when these Articles become binding on the Company).

1.4	In these Articles, unless (or save to the extent that) the context or subject-matter requires otherwise:

1.4.1	words and expressions which are cognate to those defined in Article 1.1 shall be construed accordingly;

1.4.2	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

1.4.3	words importing the singular number only shall include the plural number (and vice- versa);

1.4.4	words importing the masculine gender only shall be construed as including the feminine and neuter genders (and vice-versa);

1.4.5	references to an Article, by number, are to the particular Article of these Articles;

1.4.6	references to time of day are to the time in Jersey, Channel Islands unless otherwise stated;

1.4.7	references to a pound or pounds (or £ or GBP) and to a penny or pence (or p) are references to the lawful currency for the time being of the United Kingdom;

1.4.8	any provision which is expressed to bind more than one Person shall, save where inconsistent with the context, bind them jointly and each of them severally;

1.4.9	references to a statute or statutory provision, if not inconsistent with the subject- matter or context, include that statute or provision as may be from time to time modified or re-enacted or consolidated (whether before or after the date of these Articles) and every subordinate regulation or order made thereunder (PROVIDED THAT nothing shall operate to increase the liability of any Person under these Articles beyond that which would have existed had this Article 1.4.9 been omitted);

1.4.10	any reference to any Jersey legal term or concept (including for any action, remedy, method of judicial proceeding, document, legal status, statute court, official governmental authority or agency) shall, in respect of any jurisdiction other than Jersey, be interpreted to mean the nearest and most appropriate analogous term to the Jersey legal term in the legal language in that jurisdiction (as the context reasonably requires) so as to produce, as nearly as possible, the same effect in relation to that jurisdiction as would be the case in relation to Jersey; and

1.4.11	the headings within these Articles are inserted for convenience only and shall not affect the construction or interpretation of these Articles.

2.	SHARE CAPITAL

2.1	The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and shall be subject to the conditions contained in these Articles.

2.2	Without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided) any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the Company, acting by the directors, may determine.

2.3	Subject to the provisions of the Companies Law, the Company may from time to time:

2.3.1	issue; or

2.3.2	convert any existing non-redeemable shares (whether issued or not) into,

shares which are to be redeemed or are liable to be redeemed at the option of the Company or at the option of the holder thereof and on such terms and in such manner as may be determined by Special Resolution.

2.4	Subject to the provisions of the Companies Law, the Company may purchase its own shares (including redeemable shares) including by the purchase of depositary certificates in respect of such shares and may hold such shares as treasury shares or cancel them.

2.5	The Company may hold as treasury shares any of the equity shares it has redeemed or purchased in accordance with the Companies Law with the consent of an Ordinary Resolution.

2.6	Subject to the provisions of these Articles, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such Persons at such times and generally on such terms and conditions as they think fit. Upon the first issuance of any new class of shares the Board shall specify in the particulars thereof the rights and conditions applying to such shares.

2.7	The Company may apply its shares or capital money either directly or indirectly in payment of a commission, discount, or allowance to a Person. Any such commission, discount or allowance may be satisfied by the payment of cash and / or by the allotment of fully or partly-paid shares or in any other way.

2.8	EXCEPT ONLY as the Articles otherwise provide or as is required by law, no Person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

2.8.1

3.	STATED CAPITAL ACCOUNTS

3.1	The Company shall maintain a stated capital account in accordance with the Law for each class of issued share. A stated capital account may be expressed in any currency.

3.2	Subject to the requirements of the Law, and except as provided in Article 3.3, there shall be transferred to the stated capital account for each class of share:

3.2.1	the amount of cash received by the Company for the issue of shares of that class;

3.2.2	the value, as determined by the Directors, of the “cause” received by the Company, otherwise than in cash, for the issue of shares of that class; and

3.2.3	every other amount which is from time to time required by the Law to be transferred to a stated capital account.

3.3	Where the Law permits the Company to refrain from transferring any amount to a stated capital account, that amount need not be so transferred; but the Directors may if they think fit nevertheless cause all or any part of such amount to be transferred to the relevant stated capital account.

3.4	The Company may by Special Resolution transfer an amount to a stated capital account of the Company from any other account of the Company.

3.5	Where, for the purposes of Article 3.2.2, the Directors are to determine the value of any “cause” received by the Company they may rely on such indicator or indicators of value as appear to them to be reasonable and practicable in the circumstances.

4.	ALTERATION OF SHARE CAPITAL

4.1	The Company may by Special Resolution alter its share capital as stated in the Memorandum of Association in any manner permitted by the Companies Law.

4.2	Any new shares created on an increase or other alteration of share capital shall be issued upon such terms and conditions as the Company may by Special Resolution determine.

4.3	Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise applicable to the existing shares in the Company.

4.4	Subject to the provisions of the Companies Law, the Company may by Special Resolution reduce its capital accounts in any way.

5.	VARIATION OF RIGHTS

5.1	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, with:

5.1.1	the sanction of a Special Resolution passed at a meeting of the relevant class of Shareholders; or

5.1.2	with the consent in Writing of Shareholders holding in the aggregate, at the relevant date, not less than sixty-seven percent (67%) of the issued shares of the relevant class (excluding any such shares held in treasury).

5.2	Save as otherwise provided in these Articles, all the provisions of these Articles and the Companies Law relating to General Meetings and to the proceedings thereat shall, mutatis mutandis, apply to every such separate class meeting (EXCEPT THAT the necessary quorum shall be two Persons holding or representing by proxy at least one-third in nominal amount of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall be a quorum)).

5.3	The rights (including special rights) conferred upon the holders of any shares or class of shares issued with preferred, deferred or other special rights shall (unless otherwise expressly provided by the conditions of issue of such shares) be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

6.	REGISTER OF SHAREHOLDERS

6.1	The Directors shall maintain (or cause to be maintained) a Register in the manner required by the Companies Law. The Register shall be kept at the Office or at such other place in Jersey, Channel Islands as the Directors from time to time determine.

6.2	Subject to the provisions of the Companies Law, the Company may keep an overseas branch register in any country, territory or place. The board may make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on a stock exchange in the United States, the Company shall maintain a US branch register.

7.	FORFEITURE OF SHARES

7.1	If a Shareholder fails to pay any call (or instalment of a call) on or before the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call (or instalment) remains unpaid, serve a Notice on him requiring payment of so much of the call (or instalment) as is unpaid, together with any interest which may have accrued and any costs, charges and expenses which may have been incurred by the Company by reason of such non-payment.

7.2	The Notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of such Notice) on or before which the payment required by the Notice is to be made, and the place where payment is to be made, and shall state that in the event of non-payment at (or before) the time appointed, and at the place appointed, the shares in respect of which the call was made will be liable to be forfeited.

7.3	If the requirements of any such Notice as aforesaid are not complied with any share in respect of which such Notice has been given may at any time thereafter before payment of all calls and interest due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

7.4	When any share has been forfeited in accordance with these Articles, Notice of the forfeiture shall forthwith be given to the holder of the share or the Person entitled to the share by transmission as the case may be and an entry of such Notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the entry of the share but no forfeiture shall be invalidated in any manner by any omission or neglect to give such Notice or to make such entry as aforesaid.

7.5	The Directors may, at any time after serving a Notice in accordance with Article 7.1, accept from the Shareholder concerned the surrender of such shares as are the subject of the Notice, without the need otherwise to comply with the provisions of Articles 7.1 to 7.4. Any such shares shall be surrendered immediately and irrevocably upon the Shareholder delivering to the Company the share certificate for the shares (if any be so issued) and such surrender shall also constitute a surrender of all dividends declared on the surrendered shares but not actually paid before the surrender. The Company shall, upon such surrender forthwith make an entry in the Register of the surrender of the share with the date thereof but no surrender shall be invalidated in any manner by any omission or neglect to make such entry as aforesaid.

7.6	A forfeited or surrendered share shall become the property of the Company and may be sold, re- allotted or otherwise disposed of (either to the Person who was before forfeiture or surrender the holder thereof or entitled thereto or to any other Person) upon such terms and in such manner as the Directors think fit at any time before a sale, re-allotment or other disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited or surrendered share is to be transferred to any Person the Directors may authorise some Person to execute an instrument of transfer of the share to that Person.

7.7	A Person whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares and shall (if he has not done so already) surrender to the Company for cancellation the certificate (if any be so issued) for the shares forfeited or surrendered. Notwithstanding the forfeiture or the surrender, such Person shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him in respect of those shares with interest thereon at the rate at which interest was payable before the forfeiture or surrender or at such rate as the Directors may reasonably determine from the date of forfeiture or surrender until payment, PROVIDED THAT the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

7.8	A declaration under oath by a Director or the Secretary (or by an Officer of a corporate Secretary) that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The declaration and the receipt of the Company for the consideration (if any) given for the share on the sale re-allotment or disposal thereof together with the certificate for the share delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer) constitute good title to the share. The Person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

8.	TRANSFER OF SHARES

8.1	Save as otherwise permitted under the provisions of the Companies Law, all transfers of shares shall be affected using an instrument of transfer.

8.2	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods as the Directors may reasonably determine.

8.3	Unless otherwise decided by the Directors in their sole discretion no fee shall be charged in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any share.

8.4	In respect of any allotment of any share the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

8.5	Notwithstanding any other provision of these Articles, in the case of any share which is the subject of any security agreement by or pursuant to which a security interest has been granted in respect of such share:

8.5.1	the Company shall not have any lien on such share;

8.5.2	no such share may be forfeited, pursuant to the provisions of Article 7 (Forfeiture of Shares) or otherwise;

8.5.3	the Directors may not refuse and must recognise and immediately register the transfer of any such share where an instrument of transfer is lodged at the Office accompanied by the certificate (if any be so issued) for any such share to which it relates and a certificate by the Person to whom such security has been granted (or any successor or assignee of any such Person) that the instrument of transfer was executed pursuant to or in connection with such a security agreement;

8.5.4	the registration of any such transfer of any such share may not be suspended; and

8.5.5	no fee shall be charged or payable in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any such share.

9.	TRANSMISSION OF SHARES

9.1	In the case of the death of a Shareholder, the survivor (or survivors where the deceased was a joint holder) and the executors or administrators of the deceased where he was a sole or only surviving holder shall be the only Persons recognised by the Company as having any title to his interest in the shares, BUT NOTHING in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

9.2	Any Person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder shall, upon producing such evidence of his title as the Directors may require, have the right either to be registered in the Register himself as the holder of the share or to make such transfer thereof as the deceased, bankrupt or incapacitated Shareholder could have made (but, for the avoidance of doubt, the Directors shall, in either case, have the same right to refuse or suspend registration as they would have had in the case of a transfer of the share by the deceased, bankrupt or incapacitated Shareholder before his death, bankruptcy or incapacity).

9.3	If the Person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a Notice Signed by him stating that he so elects. If he shall elect to have another Person registered, he shall testify his election by an instrument of transfer of the share in favour of that Person. All the limitations restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such Notice or instrument of transfer as aforesaid as if it were an instrument of transfer executed by the Shareholder and the death, bankruptcy or incapacity of the Shareholder had not occurred.

9.4	A Person so becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder shall have the right to receive, and may give a discharge for, all dividends and other moneys payable (or other advantages due) on or in respect of the share, but he shall not be entitled to receive notice of, or to attend or vote at, meetings of the Company, or, save as aforesaid, to any of the rights or privileges of a Shareholder unless and until he shall be registered in the Register as a Shareholder in respect of the share.

10.	NOTICE OF GENERAL MEETINGS

10.1	Notice of General Meetings shall be made:

10.1.1	by giving it by electronic communication to an address for the time being notified to the Company by the Shareholder concerned for that purpose; and

10.1.2	by making it available on the Company’s website and publishing a press release.

10.2	At least fourteen Clear Days’ Notice shall be given of every AGM and of every EGM, including without limitation, every general meeting called for the passing of a Special Resolution.

10.3	A meeting of the Company shall notwithstanding that it is called by shorter Notice than that specified in Article 10.2 be deemed to have been duly called if it is so agreed:

10.3.1	in the case of an AGM by all the Members entitled to attend and vote thereat; and

10.3.2	in the case of any other meeting by a majority in number of the Members having a right to attend and vote at the meeting being a majority together holding not less than the minimum percentage of voting rights prescribed by the Companies Law.

10.4	Every Notice shall specify the day and the time of the meeting and the general nature of the business to be transacted and in the case of an AGM shall specify the meeting as such. The Notice shall also specify:

10.4.1	in the case of a physical meeting, the meeting place of the meeting;

10.4.2	in the case of a Virtual Meeting, the information required by Article 10.5; and

10.4.3	in the case of a physical meeting at which Virtual Attendance is permitted, the information required by Article 10.5 in respect of such Virtual Attendance.

10.5	The Notice of a General Meeting to be held as a Virtual Meeting, or of a General Meeting to be held as a physical meeting at which Virtual Attendance is permitted, shall specify in respect of attendance at such meeting by means of participating in a communication:

10.5.1	the means of communication by participating in which Persons are able to attend such meeting;

10.5.2	the manner in which such Persons may be required to authenticate their identity or eligibility so to attend such meeting; and

10.5.3	any special provisions in connection with the exercise of votes by such Persons who so attend such meeting.

10.6	Subject to the provisions of these Articles and to any restrictions imposed on any shares, Notice of every General Meeting shall be given to all the Members, to all Persons entitled to a share in consequence of the death, Bankruptcy or incapacity of a Member, to the Auditors (if any) and to every Director who has notified the Secretary in Writing of his/her desire to receive Notice of General Meetings.

10.7	In every Notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him/her and that a proxy need not also be a Member.

10.8	The accidental omission to give Notice of a meeting to or the non-receipt of Notice of a meeting by any Person entitled to receive Notice shall not invalidate the proceedings at that meeting.

11.	PARTICIPATION AT GENERAL MEETINGS

11.1	A shareholder that wishes to participate in a General Meeting must notify the company, of its and any assistants, intention to attend the meeting, no later than the date stated in the notice of the meeting. Such a date may not be on a weekend or other public holiday in Jersey and the United States of America, and may not occur earlier than five week-days prior to the General Meeting. The number of assistants may not be more than two.

11.2	No business shall be transacted at any General Meeting except the adjournment of the meeting unless a quorum of Members is Present at the time when the meeting proceeds to business. Such quorum shall consist of not less than two Members Present but so that not less than two individuals will constitute the quorum, provided that if at any time all of the issued shares in the Company with voting rights are held by one Member such quorum shall consist of that Member Present.

11.3	The board of Directors may resolve to enable Persons entitled to attend a General Meeting to do so by participating in any means of communication (including communication by electronic means) by which in accordance with the Law such Persons are deemed to be Present at a meeting with the other Persons participating in such communication. The Members so Present at a Virtual Meeting or so attending (and thus Present) by way of Virtual Attendance shall be counted in the quorum for, and entitled to vote at, the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid, if the chairperson of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that all Members Present are able to:

11.3.1	communicate with one another so that each Member participating in the communication can hear what is said by any other of them such that they are deemed in accordance with the Law to be Present at a meeting with the other Persons participating in such communication; and

11.3.2	participate in the business for which the meeting has been convened,

and such a meeting shall be deemed to be a General Meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to General Meetings of the Company and to the proceedings thereat shall apply mutatis mutandis to every such meeting.

11.4	In the case of a Virtual Meeting, the General Meeting shall be deemed to take place at the place at which the chairperson of the meeting is physically present. In the case of a physical meeting at which Virtual Attendance is permitted, the General Meeting shall be deemed to take place at the physical meeting place of that meeting (irrespective of whether the chairperson of the meeting is physically present at such physical meeting place, or is present by way of Virtual Attendance).

11.5	If within half-an-hour from the time appointed for the meeting a quorum is not Present or if during the meeting a quorum ceases to be Present the meeting shall stand adjourned to the same day in the next week at the same time and (in the case of a physical meeting, whether or not Virtual Attendance is permitted) place or to such other time and (in the case of a physical meeting, whether or not Virtual Attendance is permitted) place as the Directors shall determine and if at such adjourned meeting a quorum is not Present within half-an-hour from the time appointed for the holding of the meeting those Members Present shall constitute a quorum.

11.6	The chairperson (if any) of the Directors shall preside as chairperson at every general meeting of the Company or if there is no such chairperson or if he/she shall not be present, whether physically present or by way of Virtual Attendance at a physical meeting where Virtual Attendance is permitted, or by participating in a Virtual Meeting, within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors so present shall select one of their number present to be chairperson of the meeting.

11.7	If at any meeting no Director is willing to act as chairperson or if no Director is present, whether physically present or by way of Virtual Attendance at a physical meeting where Virtual Attendance is permitted, or by participating in a Virtual Meeting, within fifteen minutes after the time appointed for holding the meeting, the Members Present shall choose one of their number so Present to be chairperson of the meeting.

11.8	The chairperson may with the consent of any meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and (in the case of a physical meeting, whether or not Virtual Attendance is permitted) from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, Notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any Notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

11.9	At any general meeting a resolution put to the vote of the meeting shall be decided in the first instance on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded.

11.10	Subject to the provisions of the Companies Law, a poll may be demanded:

11.10.1	by the chairperson;

11.10.2	by at least two Members having the right to vote on the resolution; or

11.10.3	by a Member or Members representing not less than one tenth of the total voting rights of all the Members having the right to vote on the resolution.

11.11	Unless a poll is duly demanded, a declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

11.12	If a poll is duly demanded it shall be taken at such time and in such manner as the chairperson directs and the results of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

11.13	In the event of an equality of votes at any general meeting the chairperson shall not be entitled to a second or casting vote.

11.14	A poll demanded on the election of the chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such day and at such time and place as the chairperson directs not being more than twenty-one days after the poll is demanded.

11.15	A demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

12.	VOTES OF MEMBERS

12.1	Subject to any special rights restrictions or prohibitions as regards voting for the time being attached to any shares as may be specified in the terms of issue thereof or these Articles:

12.1.1	on a show of hands, every Member Present otherwise than by proxy shall have one vote; and

12.1.2	on a poll, every Member Present (including by proxy) shall have one vote for each share of which it is the Holder.

12.2	In the case of joint Holders of any share such Persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether personally or by proxy in their name. In default of such election the Person whose name appears first in order in the Register in respect of such share shall be the only Person entitled to vote in respect thereof.

12.3	A Member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or a poll, by his/her attorney, curator, receiver or other Person authorised in that behalf appointed by that court and any such attorney, curator, receiver or other Person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator, receiver or other Person may be required by the Directors prior to any vote being exercised by such attorney, curator, receiver or other Person.

12.4	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by it in respect of shares in the Company of which it is Holder or one of the joint Holders have been paid.

12.5	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting whose decision shall be final and conclusive.

12.6	On a poll, a Member entitled to more than one vote need not, if it votes, use all its votes or cast all the votes it uses in the same way.

12.7	The Directors may at the expense of the Company send by post or otherwise to the Members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the Holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other Persons. If for the purpose of any meeting invitations to appoint as proxy a Person or one or more of a number of Persons specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the Members entitled to be sent a Notice of the meeting and to vote thereat by proxy.

12.8	The instrument appointing a proxy shall be in Writing in any common form or as approved by the Directors and shall be under the hand of the appointor or of its attorney duly authorised in Writing or if the appointor is a corporation either under seal or under the hand of a duly authorised officer, attorney or other representative. A proxy need not be a Member.

12.9	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is Signed shall:

12.9.1	be deposited at the Office or at such other place as is specified for that purpose by the Notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote;

12.9.2	in the case of a poll taken more than forty-eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for taking the poll; or

12.9.3	where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairperson or the Secretary or to any Director.

12.10	In calculating the periods referred to in Articles 12.9.1, 12.9.2 and 12.9.3, no account shall be taken of any part of a day that is not a Business Day.

12.11	An instrument of proxy which is not deposited in the manner so required shall be valid only if it is approved by all the other Members who are Present at the meeting.

12.12	Unless the contrary is stated thereon the instrument appointing a proxy shall be as valid as well for any adjournment of the meeting as for the meeting to which it relates.

12.13	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no Notice in Writing of such death, incapacity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which such vote is cast.

13.	MATTERS FOR THE ANNUAL GENERAL MEETING

13.1	The AGM shall be held annually within six months after the end of the financial year. At the AGM, the following matters shall be considered:

13.1.1	Election of the chair of the meeting

13.1.2	Preparation and approval of the voting list

13.1.3	Election of one person to certify the minutes

13.1.4	Approval of agenda

13.1.5	Presentation of the annual report and auditor’s report and, if any, the group annual report and the group auditor’s report

13.1.6	Decision regarding: adoption of income statement and balance sheet and, if any, the group income statement and the group balance sheet, the profit and loss of the company in accordance with the adopted balance sheet, discharge from liability for the board of directors and the chief executive officer

13.1.7	Determining the fees for the board of directors and the auditor

13.1.8	Election of the board of directors and the auditor

13.1.9	Election of the chair of the board of directors

13.1.10	Any other matter which has been referred to the general meeting according to Companies (Jersey) Law 1991 or the articles of association.

13.2	The Board may also convene a general meeting other than an annual meeting whenever it thinks fit.

13.3	The board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, requiring any person attending a meeting to provide evidence of identity satisfactory to the board and arranging for such person to be searched and for items of personal property which may be taken into a meeting to be restricted.

14.	DIRECTORS

14.1	Subject to the provisions of the Companies Law, and save as may be amended by Ordinary Resolution, the minimum number of Directors shall be three and the maximum number of Directors shall be ten.

14.2	A Director need not be a Shareholder but provided he has notified the Secretary in Writing of his desire to receive Notice of General Meetings in accordance with Article 10.6 he shall be entitled to receive Notice of any General Meeting. Whether or not a Director is entitled to receive such Notice, he may nevertheless attend and speak at any such meeting.

15.	POWERS OF DIRECTORS

The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company, SAVE FOR any matters which are by the Companies Law or these Articles required to be exercised by the Company in General Meeting..

15.1	The Directors’ powers shall be subject to the provisions of these Articles, to the provisions of the Companies Law and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by the Company in General Meeting but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

15.2	The Directors may by power of attorney, mandate or otherwise appoint any Person to be the agent of the Company for such purposes and on such conditions as they determine including authority for the agent to delegate all or any of his powers.

15.3	Where a Director, other officer of the Company or any Person duly authorised to act on behalf of the Company, is required or permitted to execute a document or notice on behalf of the Company (pursuant to these Articles or otherwise), he shall be permitted to execute such document or notice on behalf of the Company by using an Electronic Signature.

16.	DELEGATION OF DIRECTORS’ POWERS

16.1	The Directors may delegate any of their powers to committees consisting of such Director or Directors and / or such other Person or Persons as they think fit. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to such Director or Directors and / or other Person or Persons as such committee thinks fit (whether or not such Director(s) or other Person(s) act as a committee) all or any of the powers delegated and may be made subject to such conditions as the Directors may specify, and may be revoked or altered.

16.2	The meetings and proceedings of any such committee consisting of two or more Persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article.

17.	APPOINTMENT OF DIRECTORS

17.1	Where these Articles are adopted by the Company either upon incorporation or for any other reason prior to the appointment of the first Directors, the first Directors of the Company shall be appointed in Writing by the subscribers to the Memorandum of Association or by a majority of them. Any Director so appointed, and any Director duly holding office prior to the adoption of these Articles, shall continue to hold office until he resigns or is disqualified or removed in accordance with the provisions hereof.

17.2	The Shareholders shall have power at any time (and from time to time) to appoint any Person (other than one disqualified or ineligible by law to act as a director of a company) to be a Director either to fill a casual vacancy or as an addition to the existing Directors, PROVIDED THAT the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. Any Director so appointed shall hold office until he resigns or retires or is disqualified or removed in accordance with the provisions of these Articles.

17.3	The Company may by Ordinary Resolution:

17.3.1	appoint any Person (not being a Prohibited Person) as a Director; and

17.3.2	remove any Director from office.

17.4	The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Companies Law.

18.	RESIGNATION, DISQUALIFICATION & REMOVAL OF DIRECTORS

18.1	The office of a Director shall be vacated if the Director:

18.1.1	resigns his office by Notice to the Company;

18.1.2	retires;

18.1.3	ceases to be a Director by virtue of any provision of the Companies Law or he becomes prohibited or disqualified by law from being a Director;

18.1.4	becomes Bankrupt or makes any arrangement or composition with his creditors generally;

18.1.5	becomes of unsound mind; or

18.1.6	is removed from office by Ordinary Resolution passed pursuant to Article 17.3.2.

19.	REMUNERATION & EXPENSES OF DIRECTORS

19.1	The Directors shall be entitled to such remuneration as the Company may by Ordinary Resolution determine.

19.2	The Directors shall be paid out of the funds of the Company their travelling hotel and other expenses properly and necessarily incurred by them in connection with their attendance at meetings of the Directors or Shareholders or otherwise in connection with the discharge of their duties.

20.	EXECUTIVE DIRECTORS

20.1	The Directors may from time to time appoint one of their number to the office of managing director or to any other executive office under the Company on such terms and for such periods as they may determine.

20.2	The appointment of any Director to any executive office shall be subject to termination if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

20.3	The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

21.	DIRECTORS’ INTERESTS

21.1	A Director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which he is aware, shall disclose to the Company the nature and extent of his interest.

21.2	For the purposes of Article 21.1:

21.2.1	the disclosure shall be made at the first meeting of the Directors at which the transaction is considered after the Director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any reason he fails to do so at such meeting, as soon as practical after the meeting, by Notice in Writing delivered to the Secretary;

21.2.2	the Secretary, where the disclosure is made to him shall inform the Directors that it has been made and shall in any event table the Notice of the disclosure at the next meeting after it is made;

21.2.3	a disclosure to the Company by a Director in accordance with Article 21.1 that he is to be regarded as interested in a transaction with a specified Person is sufficient disclosure of his interest in any such transaction entered into after the disclosure is made; and

21.2.4	any disclosure made at a meeting of the Directors shall be recorded in the minutes of the meeting.

21.3	Subject to the provisions of the Companies Law, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

21.4	Subject to the provisions of the Companies Law, and PROVIDED THAT he has disclosed to the Company the nature and extent of any of his material interests in accordance with Article 21.1, a Director notwithstanding his office:

21.4.1	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

21.4.2	may be a director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested;

21.4.3	shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

21.4.4	may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

22.	PROCEEDINGS OF DIRECTORS

22.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

22.2	A Director may at any time, and the Secretary at the request of a Director shall, summon a meeting of the Directors by giving to each Director not less than twenty- four (24) hours’ notice of the meeting PROVIDED THAT any meeting may be convened at shorter notice and in such manner as each Director shall approve (including by word of mouth or by Electronic Communication to an address given by the Director to the Company for this purpose or to his last known address or any other address given by him to the Company for this purpose) and PROVIDED FURTHER THAT unless otherwise resolved by the Directors notices of Directors’ meetings need not be in Writing. A Director may waive the requirement that notice be given to him of a meeting of the Board, either prospectively or retrospectively.

22.3	Questions arising at any meeting shall be determined by a majority of votes.

22.4	In the case of an equality of votes the chair shall not have a second or casting vote.

22.5	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three.

22.6	A Director notwithstanding his interest may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, provided he has made the disclosure required by Article 21.1, he may vote in respect of any such contract or arrangement except those concerning his own terms of appointment.

22.7	If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating notwithstanding that all the Directors so participating are not present together in the same place. A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

22.8	The continuing Directors or Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum or becomes less than the number required by the Companies Law the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a General Meeting. If there are no Directors or no Director is able or willing to act then any Shareholder or the Secretary may summon a General Meeting for the purpose of appointing Directors.

22.9	Subject to the provisions of Article 13.1.9, the Directors may from time to time elect from their number, and remove, a chair and / or deputy chair and / or vice-chair of the board of Directors and determine the period for which they are to hold office.

22.10	The chair, or in his absence the deputy chair, or in his absence the vice-chair, shall preside at all meetings of the Directors but if no such chair, deputy chair or vice-chair be elected or if at any meeting the chair, deputy chair or vice-chair is not present within five (5) minutes after the time appointed for holding the meeting or he is unwilling to act as chair of the meeting, the Directors present may choose one of their number to be the chair of the meeting.

22.11	A resolution in Writing Signed by a majority in number of the Directors entitled to receive Notice of a meeting of Directors or of a committee of Directors shall be valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly convened and held and may consist of several documents in like form each Signed by one or more Directors.

22.12	Notwithstanding anything to the contrary within these Articles, meetings of the Board shall be held at such locations and in such manner, and resolutions of the Directors passed in writing shall be signed, so as to cause the Company to:

22.12.1	be resident for taxation purposes in Jersey; and

22.12.2	comply with the Taxation (Companies – Economic Substance) (Jersey) Law 2019.

22.13	All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any Person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or Person acting as aforesaid, or that they (or any of them) were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such Person had been duly appointed, was qualified, had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

23.	MINUTE BOOK

23.1	The Directors shall cause to be entered in books kept for the purpose:

23.1.1	the minutes of all proceedings at General Meetings, class meetings, Directors’ meetings and meetings of committees appointed by the Directors (such minutes to include the names of the Persons present thereat and the location, date and time of the meeting concerned);

23.1.2	all resolutions in Writing passed in accordance with these Articles;

23.1.3	all such other records as are from time to time required by the Companies Law or, in the opinion of the Directors, by good practice to be minuted or retained in the books of the Company.

23.2	Any minutes of a meeting if purporting to be Signed by the chair of the meeting at which the proceedings were had or by the chair of the next succeeding meeting shall be conclusive evidence of the proceedings.

24.	SECRETARY

24.1	Subject to the provisions of the Companies Law, the Directors:

24.1.1	shall appoint a Secretary; and

24.1.2	may appoint one or more assistant and / or deputy secretaries;

in each case for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by the Directors.

24.2	Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy secretary, or if there is no assistant or deputy secretary capable of acting, by or to any Person authorised generally or specifically in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same Person acting both as Director and as, or in the place of, the Secretary.

24.3	The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Companies Law.

25.	THE SEAL

25.1	The Directors may determine that the Company shall have a Seal. Subject to the Companies Law, if the Company has a Seal the Directors may determine that it shall also have an official seal for use in (and which shall bear the name of) any country, territory or place outside of Jersey, Channel Islands and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued.

25.2	The Directors shall provide for the safe custody of all seals and no seal shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

25.3	The Directors may from time to time make such regulations as they think fit the Persons and the number of such Persons in whose presence the Seal shall be used and, until otherwise so determined, the Seal shall be affixed in the presence of two Directors, of one Director and the Secretary or of one Director and some other Person duly authorised by the Board.

25.4	The Company may authorise an agent appointed for the purpose to affix any seal of the Company to a document to which the Company is a party.

26.	AUTHENTICATION OF DOCUMENTS

26.1	Any Director or the Secretary or any Person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles), any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts.

26.2	Where any books, records, documents or accounts of the Company are situated elsewhere than at the Office the local manager or other Officer or the company having the custody thereof shall be deemed to be a Person appointed by the Directors for the purposes set out in Article 26.1.

27.	DIVIDENDS

27.1	Subject to the provisions of the Companies Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Shareholders but no dividend shall exceed the amount recommended by the Directors.

27.2	Subject to the provisions of the Companies Law, the Directors may if they think fit from time to time pay to Shareholders eligible to receive dividends on their shares such interim dividends as appear to be justified by the profits of the Company.

27.3	If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend.

27.4	Subject to the provisions of the Companies Law, the Directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate.

27.5	Provided the Directors act bona fide they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

27.6	Subject to any particular rights or limitations as to dividend for the time being attached to any shares as may be specified in these Articles or upon which such shares may be issued, all dividends shall be declared apportioned and paid pro-rata according to the amounts Paid-Up on the shares on which the dividend is paid (otherwise than in advance of calls) PROVIDED THAT if any share is issued on terms providing that it shall rank for dividend as if Paid-Up (in whole or in part) or as from a particular date (either past or future) such share shall rank for dividend accordingly.

27.7	Subject to the rights of Persons, if any, entitled to shares with special rights as to dividend(s), all dividends shall be declared and paid according to the amount paid-up on the shares in respect whereof the dividend is paid (but no amount paid-up on a share in advance of calls shall be treated for the purposes of this Article as paid-up on the share) PROVIDED THAT if any share is issued on terms providing that it shall rank for dividend as from or after a particular date, such share shall rank for dividend accordingly.

27.8	The Directors may, before recommending any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which such sums may be properly applied and, pending such application, may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

27.9	The Directors may carry forward to the account of the succeeding year (or years) any balance which they do not think fit either to dividend or to place to reserve.

27.10	A General Meeting declaring a dividend may, upon the recommendation of the Directors, direct that payment of such dividend shall be satisfied, wholly or in part, by the distribution of specific assets and, in particular, of Paid-Up shares or debentures of any other company and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may:

27.10.1	issue certificates representing part of a shareholding and may fix the value for distribution of such specific assets or any part thereof;

27.10.2	determine that cash payment shall be made to any Shareholders on the basis of the value so fixed in order to adjust the rights of Shareholders;

27.10.3	vest any specific assets in trustees upon trust for the Persons entitled to the dividend as may seem expedient to the Directors; and

27.10.4	generally make such arrangements for the allotment, acceptance and sale of such specific assets or certificates representing part of a shareholding or otherwise as they think fit.

27.11	Any resolution declaring a dividend on the shares of any class whether a resolution of the Company in General Meeting or a resolution of the Directors or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof may specify that the same shall be payable to the Persons registered as the holders of shares of the class concerned at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed (or as the case may be that prescribed for payment of a fixed dividend) and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

27.12	The Directors may deduct from any dividend or other monies payable to any Shareholder on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

27.13	Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Shareholder or Person entitled thereto and in the case of joint holders to any one of such joint holders or to such Person and to such address as the holder or joint holders may in Writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent or to such other Person as the holder or joint holders may in Writing direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the Person entitled to the money represented thereby.

27.14	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

27.15	Any dividend which has remained unclaimed for a period of ten (10) years from the date of declaration thereof shall if the Directors so resolve be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

28.	ACCOUNTS & AUDIT

28.1	The Company shall keep accounting records which are sufficient to show and explain the Company’s transactions and are such as to:

28.1.1	disclose with reasonable accuracy at any time the financial position of the Company at that time; and

28.1.2	enable the Directors to ensure that any accounts prepared by the Company comply with requirements of the Companies Law.

28.2	The Directors shall prepare accounts of the Company made up to such date in each year as the Directors shall from time to time determine in accordance with and subject to the provisions of the Companies Law.

28.3	The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company Signed on behalf of the Directors by one of them together with a copy of the report thereon by the Auditors in accordance with the Companies Law.

28.4	The Company by Ordinary Resolution shall appoint Auditors for any period or periods to examine the accounts of the Company and to report thereon in accordance with the Companies Law.

29.	NOTICES

29.1	In the case of joint holders of a share all Notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and Notice so given shall be sufficient Notice to all the joint holders.

29.2	A Notice or other document may be given to a Shareholder by the Company:

29.2.1	personally, through delivery by hand;

29.2.2	by sending it by post in a pre-paid envelope (which may, in the discretion of the Company, also be sent by registered mail) addressed to the Shareholder concerned at the address for the time being entered in the Register in respect of such Shareholder;

29.2.3	by leaving it at the address for the time being entered in the Register in respect of the Shareholder concerned (or at another address notified for the purpose) in an envelope addressed to such Shareholder;

29.2.4	by giving it by electronic communication to an address for the time being notified to the Company by the Shareholder concerned for that purpose;

29.2.5	by making it available on the Company’s website and publishing a press release; or

29.2.6	by any other means authorised in writing by the Shareholder concerned.

29.3	A Notice or other document may be given to the Company by a Shareholder:

29.3.1	by sending it by post in a pre-paid envelope (which may, in the discretion of the Shareholder concerned, also be sent by registered mail) addressed to the Company at the Office;

29.3.2	by leaving it at the Office in an envelope addressed to the Company;

29.3.3	by giving it by electronic communication to an address for the time being notified to all Shareholders by the Company for that purpose; or

29.3.4	by any other means, from time to time, authorised by the Company and notified to all Shareholders for such purpose by the Company.

29.4	A Notice or other document delivered by hand to a Shareholder shall have effect from its actual receipt.

29.5	A Notice or other document addressed to the Company or to a Shareholder at their registered address or other address for service in Jersey is, if sent by post, deemed to be given to such Person at the expiration of:

29.5.1	twenty-four (24) hours after it was sent pre-paid as first-class post;

29.5.2	forty-eight (48) hours after it was sent pre-paid as second-class post; or

29.5.3	seventy-two (72) hours after it was sent by registered mail;

and, in proving service, it is sufficient to prove that the envelope containing the Notice or document was properly addressed, pre-paid and posted.

29.6	A Notice or other document not sent by post but left at a registered address or address for service in Jersey is deemed to be given on the day (and at the time) it is so left.

29.7	Where a Notice or other document is sent by an Electronic Communication in accordance with this Article 29, it shall be deemed to be given at the time it was sent PROVIDED THAT no electronic notice of failed delivery is received promptly after the same is sent. In respect of a notice given by Electronic Communication under this Article 29.7, in the event that the Company (or the sender on its behalf) promptly thereafter receives electronic notice of failed delivery, the Company (or, as the case may, the sender on its behalf) shall make two further attempts on the same day to send the notice by Electronic Communication. If notice of failed delivery is similarly received in respect of both subsequent attempts, the Company shall, within two (2) Business Days, dispatch to the Shareholder concerned (by first-class post) the same notice, which shall be deemed to be effective as of the date on which the first attempt was made to send the notice by Electronic Communication to the address provided for such purpose by the Shareholder concerned.

29.8	A Notice or other document served or delivered by the Company by any other means authorised in writing by the Shareholder concerned is deemed to be served when the Company has taken the action it has been authorised by the Shareholder to take for that purpose.

29.9	Any Shareholder Present, either personally (or by its authorised representative in the case of a corporation) or by proxy, at any General Meeting shall, for all purposes, be deemed to have received due Notice of such meeting (and, where requisite, of the purposes for which such meeting was convened).

29.10	A Notice may be given by the Company to the Persons entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder by sending or delivering it in any manner authorised by these Articles for the giving of Notice to a Shareholder addressed to them by name or by the title of representatives of the deceased or trustee of the Bankrupt or curator of the Shareholder or by any like description at the address if any supplied for that purpose by the Persons claiming to be so entitled. Until such an address has been supplied a Notice may be given in any manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. If more than one Person would be entitled to receive a Notice in consequence of the death, bankruptcy or incapacity of a Shareholder Notice given to any one of such Persons shall be sufficient Notice to all such Persons.

29.11	Notwithstanding anything to the contrary within these Articles:

29.11.1	of the provisions of these Articles any Notice to be given by the Company to a Director may be given in any manner agreed in advance by such Director; and

29.11.2	if deemed receipt of a Notice or other document to be given to or by a Person pursuant to these Articles would occur on a day which is not a Business Day, deemed receipt shall be at 9am on the next Business Day.

30.	INDEMNITY

30.1	In so far as the Companies Law allows, every present or former Officer of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him by reason of being or having been such an Officer.

30.2	The Directors may without sanction of the Company in General Meeting authorise the purchase or maintenance by the Company for any Officer or former Officer of the Company of any such insurance as is permitted by the Companies Law in respect of any liability which would otherwise attach to such Officer or former Officer.

31.	EXCLUSIVE FORUM

31.1	The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, amended, including all causes of action asserted against any defendant to such complaint.

31.2	Any Person purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this Article 31 This Article 31 is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article 31 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

31.3	If any provision or provisions of this Article 31 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 31 (including, without limitation, each portion of any paragraph of this Article 31 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

32.	WINDING UP

32.1	Subject to any particular rights or limitations for the time being attached to any shares as may be specified in these Articles or upon which such shares may be issued if the Company is wound up, the assets available for distribution among the Members shall be apportioned and distributed pro rata according to the number of shares in issue.

32.2	If the Company is wound up, the Company may with the sanction of a Special Resolution and any other sanction required by the Companies Law divide the whole or any part of the assets of the Company among the Members in specie and the liquidator or where there is no liquidator the Directors may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members and with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator or the Directors (as the case may be) with the like sanction determine but no Member shall be compelled to accept any assets upon which there is a liability.

33.	FIXING RECORD DATE

33.1	For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose including, without limitation, for any dividend, distribution, allotment or issue, the Directors may fix a date as the record date for any such determination of Members.

33.2	A record date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

33.3	If no record date is fixed for the determination of Members entitled to Notice of or to vote at a meeting of Members, the date on which Notice of the meeting is sent shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting has been made in the manner provided in this Article such determination shall apply to any adjournment thereof.

34.	AUTHORISATION OF SHARE TRANSFERS TO BENEFICIAL OWNERS

34.1	In this Article 34, the “Scheme” means the scheme of arrangement dated February 18, 2026 under Article 125 of the Law between CoinShares International Limited and the Scheme Shareholders, in its original form or with or subject to any modification, addition or condition proposed by CoinShares International Limited and approved or imposed by the Royal Court of Jersey and (save as defined in this Article 34) expressions defined in the Scheme shall have the same meanings in this Article 34.

34.2	Notwithstanding any other provision of these Articles, subject to the Scheme becoming Effective, if pursuant to the Scheme any shares are to be allotted, issued, transferred out of treasury or transferred to Euroclear Sweden AB (“Euroclear”) at or after the Scheme Record Time (each a “Post-Scheme Share”), they will be issued or transferred on terms that they shall (on the Effective Date or, if later, on the issue or transfer) be immediately transferred to such person as Euroclear may direct (being in all cases the beneficial owner of the relevant Scheme Shares or their nominee) (the “New Member”), who shall be obliged to acquire each Post-Scheme Share subject to the terms of the Scheme. The Ordinary Shares issued or transferred pursuant to this Article 34.2 to the New Member will be credited as fully paid and will rank equally in all respects with all Ordinary Shares in issue at the time and be subject to the articles of association of the Company.

34.3	Notwithstanding any other provision of these Articles, if the Company allots or issues any Ordinary Shares or transfers any Ordinary Shares out of treasury to any person pursuant to the terms of the Scheme, to give effect to any transfer required by Article 34.2, the Company may appoint any person as attorney and/or agent for Euroclear to transfer the Post-Scheme Shares to the New Member and/or their nominee(s) and do all such other things and execute and deliver all such documents or deeds as may in the opinion of such attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the New Member or their nominee(s) and pending such vesting, to exercise all such rights attaching to the Post-Scheme Shares as the New Members may direct.

34.4	The attorney or agent shall be empowered to execute and deliver as transferor a form or instrument of transfer or instructions of transfer on behalf of Euroclear in favour of the New Members and the Company may give a good receipt for the consideration of the Post-Scheme Shares and may register each New Member or their nominee as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.

34.5	If the Scheme shall not have become Effective by the applicable date referred to in (or otherwise set in accordance with) the Scheme, this Article 34 shall cease to be of any effect.

35.	NON-APPLICATION OF STANDARD TABLE

35.1	The regulations constituting the Standard Table from time to time prescribed pursuant to the Companies Law shall not apply to the Company and are hereby expressly excluded in their entirety.